UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 7, 2012 (December 6, 2012)

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13831	74-2851603
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600 Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 6, 2012, pursuant to the authority granted to the Board of Directors (the “Board”) of Quanta Services Inc. (the “Company”) by the Amended and Restated Bylaws of the Company, the Board approved an increase in the size of the Board from eleven directors to twelve directors and, upon the recommendation of the Governance and Nominating Committee, elected Margaret B. Shannon to serve as a director, filling the new position. There are no arrangements or understandings between Ms. Shannon and any other person pursuant to which she was elected as a director. There are no transactions in which Ms. Shannon has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Shannon will serve as a director until the Company’s next annual meeting of stockholders or until her earlier resignation or removal or when a successor is duly elected and qualified. Ms. Shannon has not yet been appointed to any Board committees. Information regarding the compensation of non-employee directors of the Company is set forth in the Company’s definitive proxy statement for the 2012 annual meeting of stockholders filed with the SEC on April 10, 2012.

Item 7.01	Regulation FD Disclosure.

On December 6, 2012, the Company issued a press release announcing the election of Ms. Shannon as a director of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

The information in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated December 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2012	QUANTA SERVICES, INC.

	By:	/s/ Derrick A. Jensen
		Name:	Derrick A. Jensen
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release of Quanta Services, Inc. dated December 6, 2012